Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2012 Second Quarter Results Conference Call

Whippany, New Jersey, April 19, 2012 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2012 Second Quarter Results Conference Call for Thursday, May 3, 2012 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2012 Second Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 553-0288

Ask for: Suburban Propane Fiscal Year 2012 Second Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 11:00 AM Thursday, May 3, 2012 until 11:59 PM, Friday, May 4, 2012 and can be accessed by dialing (800) 475-6701, Access Code 244757. The replay will also be available via Suburban’s web site until Thursday, May 10, 2012.

Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 750,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.

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